UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2024

PULMONX CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware		001-39562	77-0424412
(State or Other Jurisdiction		(Commission File Number)	(IRS Employer
of Incorporation)			Identification No.)
700 Chesapeake Drive
Redwood City,	CA		94063
(Address of Principal Executive Offices)			(Zip Code)
(650)364-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LUNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial and Accounting Officer

On March 19, 2024, the board of directors of Pulmonx Corporation (the “Company”) appointed Mehul Joshi as the Company’s Chief Financial Officer and Principal Financial and Accounting Officer, effective upon commencement of his employment with the Company on April 3, 2024 (the “Effective Date”). Mr. Joshi is an experienced finance executive with an extensive background in the life sciences and technology industries, including at companies with a combination of equipment, software, and services businesses. Prior to joining the Company, Mr. Joshi served as Chief Financial Officer of PhenomeX Inc., (formerly Berkeley Lights), from July 2022 until the company’s acquisition by Bruker in October 2023. Previously, Mr. Joshi served in a number of senior finance and accounting roles from May 2011 until July 2022 at ResMed Inc., a digital health and cloud-connected medical device company, including most recently as Senior Vice President, Finance & Head of Global FP&A. At ResMed Inc., Mr. Joshi directed global finance teams that played an integral role in driving transformational growth supporting multi-channel business models including pricing and profitability, supported M&A and Operations, and was also interim Chief Financial Officer of the Software as a Service business line. Prior to ResMed Inc., from November 2003 until April 2011, Mr. Joshi served in leadership positions of increasing responsibility at Gilead Sciences, Inc. where he supported the exponential growth of the company, evaluated and integrated strategic acquisitions, and implemented tools, processes, and analytics across the company. Mr. Joshi earned his B.A. in Accounting from Rutgers University, and his M.B.A. in Finance and Management from Rutgers University. There are no family relationships between Mr. Joshi and any of the Company’s directors or executive officers, and there are no transactions between Mr. Joshi and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Offer Letter

Mr. Joshi’s offer letter (the “Offer Letter”) provides for at-will employment and contains standard confidentiality, non-solicitation and assignment of intellectual property provisions. Under the terms of the Offer Letter, he will be paid an annual base salary of $450,000 and will be eligible to receive an annual bonus with a target bonus opportunity equal to 50% of his annual base salary. Mr. Joshi will also be reimbursed for certain travel and housing related expenses. The Company also agreed to grant Mr. Joshi a non-statutory stock option for shares of the Company’s common stock with a value $1,375,000 to be determined using a Black-Scholes valuation model based on the closing sales price of the Company’s common stock as reported on the Nasdaq Global Select Market on the day immediately prior to the Effective Date (the “Option”), and a restricted stock unit award for shares of the Company’s common stock (the “RSU”), to be determined by dividing $1,350,000 by the trailing 60-day average closing price of the Company’s common stock to the Effective Date as quoted on The Nasdaq Stock Market (the Option and the RSU collectively, the “Initial Grants”), both of which will vest over four years from the date of grant of the Initial Grants. The Initial Grants were an inducement material to Mr. Joshi in deciding to accept employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The terms of the Initial Grants will be governed by the Company’s 2020 Equity Incentive Plan but will be made outside of such plan. The Company will pay Mr. Joshi a sign-on bonus of $200,000, less applicable withholdings (the “Sign-on Bonus”). If Mr. Joshi terminates his employment with the Company for any reason (other than resignation for Good Reason (as defined in the Offer Letter)), or if the Company terminates his employment for Cause (as defined in the Offer Letter) prior to the one-year anniversary of the Effective Date, Mr. Joshi will be required to repay 100% of the gross amount of the Sign-on Bonus. Additionally, if Mr. Joshi terminates his employment with the Company for any reason (other than resignation for Good Reason), or if the Company terminates his employment for Cause after the one-year anniversary but prior to the two-year anniversary of the Effective Date, Mr. Joshi will be required to repay 50% of the gross amount of the Sign-On Bonus.

The foregoing summary of the Offer Letter is qualified in its entirety by reference to the complete text of the letter agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Severance and Change in Control Plan

Pursuant to the terms of the Offer Letter, Mr. Joshi is also eligible to participate in the Company’s severance and change in control plan which is filed as Exhibit 10.27 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2020.

Under the plan, if, within the period commencing immediately prior to the closing of a change in control and ending 12 months following the closing of a change in control of the Company (such period, the change in control period), the Company terminates Mr. Joshi’s employment without “cause” (excluding by reason of his death or “disability”) or Mr. Joshi resigns for “good reason” (as such terms are defined in the change of control and severance plan) and Mr. Joshi executes a release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•a lump sum severance payment, less applicable withholdings, equal to 12 months of his base salary, as then in effect;

•a lump sum payment, less applicable withholdings, equal to 100% of his annual target bonus for the year in which the termination occurs;

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and his dependents for up to 12 months; and

•accelerated vesting as to 100% of his outstanding unvested time-based equity awards.

If the Company terminates Mr. Joshi’s employment without cause (excluding by reason of his death or disability) or he resigns for good reason, in each case outside of the change in control period, and he executes a separation agreement and release of claims that becomes effective and irrevocable within 60 days following his termination, he is entitled to receive:

•9 months base salary continuation, less applicable withholdings, as then in effect; and

•reimbursement of premiums to maintain group health insurance continuation benefits pursuant to COBRA for him and his dependents for up to 9 months.

Indemnification Agreement

The Company will also enter into its standard form of director and officer indemnification agreement with Mr. Joshi. The form of director and officer indemnification agreement is filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-248635) filed with the SEC on September 24, 2020.

Resignation of Principal Financial and Accounting Officer

Upon the Effective Date, John McKune, the Company’s Interim Chief Financial Officer, will return to his prior position as the Company’s Vice President Finance and Corporate Controller.

Item 8.01 Other Events.

On April 2, 2024, the Company issued a press release announcing the matters described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated March 19, 2024 by and between Mehul Joshi and Pulmonx Corporation
99.1	Press Release of Pulmonx Corporation, dated April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulmonx Corporation

Dated: April 2, 2024

By:	/S/ DAVID LEHMAN
David Lehman
General Counsel